As filed with the Securities and Exchange Commission on April 1, 1998

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       AquaPenn Spring Water Company, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                           25-1541772
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                    One AquaPenn Drive, Milesburg,PA      16853
             -----------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)

                        1996 Employee Stock Purchase Plan
                        ---------------------------------
                            (Full title of the plan)

                              Edward J. Lauth, III
                             Chairman, President and
                             Chief Executive Officer
                       AquaPenn Spring Water Company, Inc.
                     One AquaPenn Drive, Milesburg, PA 16853
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (814) 355-5556
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    copy to:

        Brian D. Doerner, Esquire, Ballard Spahr Andrews & Ingersoll, LLP 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103


--------------------------------------------------------------------------------
                         Calculation of Registration Fee
--------------------------------------------------------------------------------

                                         Proposed maximum    Proposed maximum
Title of securities       Amount to       offering price        aggregate              Amount of
to be registered       to registered(1)    per share(2)      offering price(2)     registration fee
---------------------------------------------------------------------------------------------------
Common Stock            419,952 shares       $  9.6875          $ 4,068,285            $ 1,200.15
No par value

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by stock split, reclassification, stock dividend and similar transactions described in the 1996 Employee Stock Purchase Plan.

(2) Calculated in accordance with Rules 457(c) and (h) with respect to the shares based upon the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on March 25, 1998, $9.6875.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required to be included in Part I of this Registration Statement will be given or sent to all persons who were granted the option to purchase shares of Common Stock of AquaPenn Spring Water Company, Inc. (the "Company") under the AquaPenn Spring Water Company, Inc. 1996 Employee Stock Purchase Plan (the "Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by AquaPenn Spring Water Company, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) The Company's Prospectus dated January 29, 1998 and filed with the Commission on January 30, 1998, which contains audited financial statements for the Company's fiscal year ended September 30, 1997.

     (b) The Company's quarterly report on Form 10-Q for the quarter ended December 31, 1997.

     (c) The description of the Company's Common Stock, no par value, set forth in the Company's Registration Statement on Form 8-A, filed with the Commission on January 20, 1998 and declared effective on January 29, 1998.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents.


Item 4.  Description of Securities.

                  Not applicable.


Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Pennsylvania Business Corporation Law of 1988 authorizes the Company to indemnify its directors and officers in terms sufficiently broad to permit indemnification of such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

     The Company's By-Laws provide as follows:

          "Section 7.01. Indemnification of Directors and Officers. The Corporation shall indemnify any director or officer or employee or agent of the Corporation or any of its subsidiaries who was or is an "authorized representative" of the Corporation (which shall mean, for the purposes of this Article, a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and who was or is a "party" (which shall include for purpose of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, its shareholders or otherwise) by reason of the fact that such person was or is an authorized representative of the Corporation to the fullest extent permitted by law including, without limitation, indemnification against expenses (which shall include for purposes of this Article, attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. If an authorized representative is not entitled to indemnification with respect to a portion of any liabilities to which such person may be subject, the Corporation shall nonetheless indemnify such person to the maximum extent for the remaining portion of the liabilities."


Item 7.  Exemption from Registration Claimed.

                  Not applicable.


Item 8.  Exhibits.

              Exhibit Number
              --------------

                 4.1 Form of Certificate evidencing Common Stock of the Company, incorporated herein by reference to
                          Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-38771), as amended.

                 4.2 1996 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 333-38771), as amended.

                 5        Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

                 15       Letter re: unaudited interim financial information.

                 23.1     Consent of KPMG Peat Marwick LLP.

                 23.2     Consent of Matson and Isom Accountancy Corporation.

                 23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5).

                 24 Power of Attorney (included on signature pages to this Registration Statement).


Item 9.  Undertakings.

         A.       Rule 415 Offering

                  The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         Provided, however, that paragraphs (a)(i) and (a)(ii)
do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Filings Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to its Restated Articles of Incorporation, as amended, its By-Laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milesburg, Commonwealth of Pennsylvania on April 1, 1998.

                                     AQUAPENN SPRING WATER COMPANY, INC.


                                     By: /s/ Geoffrey F. Feidelberg
                                        ----------------------------------------
                                     Name:  Geoffrey F. Feidelberg
                                     Title: Executive Vice President,
                                            Chief Financial Officer and
                                            Chief Operating Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below in so signing also makes, constitutes and appoints Edward J. Lauth, III and Geoffrey F. Feidelberg and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.



/s/ Edward J. Lauth, III                    President, Chief Executive          April 1, 1998
--------------------------------            Officer and Director
Edward J. Lauth, III                        (principal executive officer)


/s/ Geoffrey F. Feidelberg                  Executive Vice President,           April 1, 1998
--------------------------------            Chief Financial Officer, Chief
Geoffrey F. Feidelberg                      Operating Officer and
                                            Director (principal financial
                                            and accounting officer)

/s/ Nancy Jean Davis                        Director                            April 1, 1998
-------------------------------
Nancy Jean Davis

/s/ Richard F. DeFluri                      Director                            April 1, 1998
-------------------------------
Richard F. DeFluri

/s/ John H. Gutfreund                       Director                            April 1, 1998
-------------------------------
John H. Gutfreund

/s/ James D. Hammond                        Director                            March 19,1998
-------------------------------
James D. Hammond

/s/ Robert E. Poole, Jr.                    Director                            April 1, 1998
-------------------------------
Robert E. Poole, Jr.




/s/ Henry S. Shatkin                        Director                            April 1, 1998
-------------------------------
Henry S. Shatkin

/s/ Matthew J. Suhey                        Director                            April 1, 1998
-------------------------------
Matthew J. Suhey

/s/ Calvin J. Wagner, Jr.                   Director                            April 1, 1998
-------------------------------
Calvin J. Wagner, Jr.


                                  EXHIBIT INDEX


Exhibit Number                        Description
--------------                        -----------

    4.1 Form of Certificate evidencing Common Stock of the Company, incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-38771), as amended.

    4.2 1996 Employee Stock Purchase Plan,incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 333-38771), as amended.

    5           Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

    15          Letter re: unaudited interim financial information.

    23.1        Consent of KPMG Peat Marwick LLP.

    23.2        Consent of Matson and Isom Accountancy Corporation.

    23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5).

    24 Power of Attorney (included on signature pages to this Registration Statement).